Exhibit 7.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-l(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Date: October 22, 2025

Copley Square LLC

By:	/s/ Hongbo Xing
	Name:	Hongbo Xing
	Title:	Manager

Copley Square Sponsor Limited

By:	/s/ Hongbo Xing
	Name:	Hongbo Xing
	Title:	Director

Hongbo Xing

By:	/s/ Hongbo Xing